UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

Date of Report (Date of earliest event reported): November 12, 2015

COPSYNC, INC.
(Exact name of registrant specified in charter)

Delaware	000-53705	98-0513637
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16415 Addison Road, Suite 300, Addison, Texas 75001
(Address of principal executive offices) (Zip Code)

(972) 865-6192
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into a Material Definitive Agreement

Underwriting Agreement

On November 12, 2015, COPsync, Inc. (the “Company”), in connection with a public offering (the “Offering”) of common stock of the Company, $0.0001 par value per share (“Common Stock”), together with warrants to purchase shares of common stock of the Company, entered into an underwriting agreement (the “Underwriting Agreement”) with Maxim Group LLC and Aegis Capital Corp. as underwriters, pursuant to which the Company agreed to sell 3,028,572 shares of Common Stock and warrants to purchase 3,028,572 shares of Common Stock (the “Warrants”) at a public offering price of $3.49 per share of Common Stock and $0.01 per Warrant, on a firm commitment basis, for gross proceeds to the Company of approximately $10,600,000. The Warrants have an exercise price of $3.125 per share of Common Stock and expire on November 18, 2020.

The Underwriting Agreement includes a 45-day option for the underwriters to purchase up to an additional 454,286 shares of Common Stock and/or Warrants to purchase up to an additional 454,286 shares of Common Stock.

The Underwriting Agreement also contains representations, warranties, indemnifications and other provisions customary for transactions of this nature.

The Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference. The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Underwriting Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Underwriting Agreement.

Underwriters’ Warrants

Pursuant to the Underwriting Agreement, the Company, in connection with the Offering, agreed to issue to Maxim Partners LLC and Aegis Capital Corp., or their designees, warrants for the purchase of 96,915 shares of Common Stock and 24,229 shares of Common Stock, respectively (the “Underwriters’ Warrants”). The Underwriters’ Warrants have an exercise price equal to $4.36 per share and expire on November 12, 2018.

Under the terms of the Underwriters’ Warrants, we have agreed to use our reasonable efforts to maintain the effectiveness of the registration statement and current prospectus relating to common stock issuable upon exercise of the warrants until the expiration of the Underwriters’ Warrants. During any period we fail to have maintained an effective registration statement covering the shares underlying the Underwriters’ Warrants, the Underwriters may exercise the Underwriters’ Warrants on a cashless basis and if the requirements of Rule 144 of the Securities Act have been satisfied the shares may be freely sold. If the requirements of Rule 144 of the Securities Act have not been satisfied and there is no registration statement filed, the Underwriters will be entitled to certain cash payments until the warrant shares can be delivered without a legend. Additionally, through November 12, 2018, the Underwriters’ Warrants provide for unlimited “piggyback” registration rights with respect to the underlying shares and for one demand registration of the sale of the underlying shares at the Company’s expense and an additional demand registration at the Underwriters’ expense.

A form of the Underwriters’ Warrants is attached hereto as Exhibits 10.1 and is incorporated herein by reference. The foregoing description of the Underwriters’ Warrants is qualified in its entirety by reference to the full text of the Underwriters’ Warrants.

Item 3.01      Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 27, 2015, the Company received approval from the Listing Qualification Department of The NASDAQ Capital Market (“Nasdaq”) to transfer the listing of the Company’s Common Stock from the OTCQB to the Nasdaq. This transfer was effective November 13, 2015. The Company’s Common Stock will continue to trade under the symbol “COYN.” Additionally, Nasdaq has listed the Warrants under the symbol “COYNW.”

Item 3.02      Unregistered Sales of Equity Securities.

Note Conversions

On October 2, 2015, October 5, 2015, October 9, 2015, October 14, 2015, October 15, 2015, October 21, 2015, November 3, 2015, November 9, 2015, November 10, 2015 and November 13, 2015, we issued an aggregate of 268,235 shares of our common stock to 33 persons upon the conversion of $1,131,825.27 of notes payable and $143,765 trade payables.  Such conversions were exempt from the registration requirements of the Securities Act pursuant to Section 3(a)(9) of the Securities Act based on our belief that the shares of common stock were exchanged by existing note holders exclusively and no commission or other remuneration was paid or given directly or indirectly for soliciting the conversion.

Conversion of Private Placement Convertible Promissory Notes and Warrants

On November 18, 2015 we issued 354,000 shares of our common stock, in the aggregate, upon the conversion of convertible promissory notes we issued during the summer of 2015 held by 30 persons.  Such issuances were exempt from the registration requirements of the Securities Act pursuant to Section 3(a)(9) of the Securities Act based on our belief that the shares of common stock were exchanged by existing note holders exclusively and no commission or other remuneration was paid or given directly or indirectly for soliciting the conversion.

Series B Preferred Stock and Warrant Conversions

On November 13, 2015 we issued 360,000 shares of our common stock, in the aggregate, upon the conversion of Series B Preferred Stock and the exercise of Series B Warrants held by ten persons.  Such issuances were exempt from the registration requirements of the Securities Act pursuant to Section 3(a)(9) of the Securities Act based on our belief that the shares of common stock were exchanged by existing note holders exclusively and no commission or other remuneration was paid or given directly or indirectly for soliciting the conversion.

Additionally, we issued an additional 60,000 shares of our common stock, in the aggregate, to the same ten persons upon such conversion. Such issuances were exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act based on our belief that our common stock was sold to a limited number of financially sophisticated persons that were given access to information relevant to their potential investment.  We had a substantive, pre-existing relationship with each of the persons and no general solicitation or advertising was involved.

Other Warrant Issuances

On November 13, 2015 we issued warrants to purchase an aggregate of 146,895 shares of our common stock at an exercise price of $3.125 per share to 9 persons.  Such issuances were exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act based on our belief that our common stock was sold to a limited number of financially sophisticated persons that were given access to information relevant to their potential investment.  We had a substantive, pre-existing relationship with each of the persons and no general solicitation or advertising was involved.

Item 8.01      Other Events.

On November 13, 2015, the Company issued a press release announcing that the Common Stock to be sold in the Offering would be sold at a public offering price of $3.49 per share plus $0.01 per Warrant. The press release further announced the listing of the Company’s Common Stock and Warrants on Nasdaq. A copy of this press release is attached hereto as Exhibit 99.1.

On November 18, 2015, the Company issued a press release announcing the closing of the Offering. A copy of this press release is attached hereto as Exhibit 99.2.

Item 9.01      Financial Statements and Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement dated as of November 18, 2015 by and among the Company, Maxim Group LLC and Aegis Capital Corp.
10.1	Form of Underwriter’s Warrant dated as of November 18, 2015 (included in Exhibit 1.1).
10.2	Warrant Agreement dated as of November 18, 2015
99.1	Press Release, dated November 13, 2015
99.2	Press Release, dated November 18, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COPSYNC, Inc.

Dated: November 18, 2015	By:	/s/ Barry W. Wilson
	Name:	Barry W. Wilson
	Title:	Chief Financial Officer